                                                                       Exhibit 5

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.olshanlaw.com

                                                        NEW JERSEY OFFICE
                                                     2001 ROUTE 46, SUITE 202
                                                   PARSIPPANY, NEW JERSEY 07054
                                                           (973) 335-7400
                                                    FACSIMILE (973) 335-8018

                                December 28, 2004

Lynch Corporation
140 Greenwich Avenue, 4th Floor
Greenwich, Connecticut  06830

Re:  Lynch Corporation

Gentlemen:

We have acted as counsel to Lynch Corporation, an Indiana corporation (the
"Company"), in connection with its registration statement on Form S-3 (the
"Registration Statement") being filed with the Securities and Exchange
Commission under the Securities Act of 1933 (the "Act") for the registration for resale by the selling shareholder listed therein (the "Selling Shareholder") of
136,643 shares of the Company's common stock ("Common Stock") par value $.01 per share (the "Shares").

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of (i) the Company's Articles of Incorporation and By-laws, each as amended to date, and (ii) resolutions adopted by the Company's Board of
Directors authorizing the issuance of the Common Stock and the Shares. We have also reviewed such other matters of laws and examined and relied upon all such corporate documents, certificates, agreements, instruments and records, as we have deemed necessary for the purpose of expressing an opinion as set forth below. In our examinations we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference made to our firm under the caption "Legal
Matters" in the Prospectus.

                              Very truly yours,

                              /s/ Olshan Grundman Frome Rosenzweig &Wolosky LLP
                              --------------------------------------------------
                                  Olshan Grundman Frome Rosenzweig & Wolosky LLP